                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Pride International, Inc.

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-107996; the "Registration Statement") of our report dated January 23, 2001, with respect to the consolidated statements of operations, shareholders' equity and cash flows of Marine Drilling Companies, Inc. for the year ended December 31, 2000, which report is included in the Annual Report of Pride International, Inc. on Form 10-K for the year ended December 31, 2002.

                                          /s/ KPMG LLP

Houston, Texas
October 23, 2003